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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            THE ARISTOTLE CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                                    06-1165854
         ------------------                          --------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

                   27 Elm Street, New Haven, Connecticut 06510
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:

                                    333-55819

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

Securities to be registered pursuant to Section 12(g) of the Act:

        Series I $6.00 Convertible Voting Cumulative 11% Preferred Stock,
        -----------------------------------------------------------------
                           $0.01 Par Value Per Share
                           -------------------------
                                (Title of Class)



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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant incorporates herein by reference the description of the Series I Preferred Stock to be registered hereunder contained in the section entitled "Description of Aristotle's Capital Stock" of the Proxy Statement-Prospectus included in the Registrant's Registration Statement on Form S-4, Registration No. 333-55819 (the "Registration Statement"), filed with the Securities and Exchange Commission on April 11, 2002, as amended on May 7, 2002 and May 15, 2002.

Item 2. EXHIBITS.

     The following exhibits are filed herewith (or incorporated by reference as indicated below):

     (1) Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

     (2) Form of Amended and Restated Certificate of Incorporation of the Registrant to be filed upon completion of the offering, incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-86026).

     (3) Form of Second Amended and Restated Certificate of Incorporation of the Registrant to be filed upon completion of the offering, incorporated by reference to Exhibit 99.3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-86026).

     (4) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

     (5) Form of Series I Preferred Stock Certificate to be filed upon completion of the offering, incorporated by reference to Exhibit 4.8 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-86026).



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                      THE ARISTOTLE CORPORATION

Dated:  May 15, 2002                                  By: /s/ Paul M. McDonald
                                                         ----------------------
                                                      Paul M. McDonald
                                                      Chief Financial Officer



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